UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 26, 2011 (September 26, 2011)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Potential Sale of Assets of, or Interests in, BreitBurn Energy Company L.P.

BreitBurn Energy Partners L.P. (the “Partnership”) has been informed that the owners of BreitBurn Energy Company LP ("BEC") may seek to sell certain of the assets of BEC located in the Orcutt Field in Santa Barbara County and the West Pico Field in Los Angeles County in California.  BEC’s assets consist primarily of producing and non-producing crude oil reserves located in Santa Barbara, Los Angeles and Orange Counties in California and have average daily production of approximately 3,500 Boe currently.

In August 2008, members of senior management of the Partnership, in their individual capacities, together with affiliates of Metalmark Capital Partners, Greenhill Capital Partners and Wells Fargo Central Pacific Holdings, Inc. completed the acquisition of BEC.  This transaction included the acquisition of a 96.017% indirect interest in BEC previously owned by Provident Energy Trust (“Provident”) and the remaining indirect interests in BEC previously owned by Randall H. Breitenbach, Halbert S. Washburn and other members of the Partnership's senior management.  BEC was the predecessor of the Partnership.

Halbert S. Washburn, the Chief Executive Officer of BreitBurn GP, LLC ("BreitBurn GP"), the general partner of the Partnership, Randall H. Breitenbach, the President of BreitBurn GP, James G. Jackson, the Chief Financial Officer and Executive Vice President of BreitBurn GP, Mark L. Pease, the Chief Operating Officer and Executive Vice President of BreitBurn GP, Gregory C. Brown, the General Counsel and Executive Vice President of BreitBurn GP, and certain other members of senior management, own in the aggregate an indirect 7.752% interest in BEC and have the right to earn additional interests in the profits of BEC based on certain rates of return on investment achieved by BEC.

Neither BEC nor its general partner has any employees. Since the closing of the acquisition from Provident in 2008, members of senior management of the Partnership have served as officers of the general partner of BEC.

In August 2008, in connection with the closing of the acquisition from Provident, the Partnership’s wholly-owned subsidiary, BreitBurn Management Company, LLC (“BMC”), entered into a Second Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) to manage BEC’s properties. In addition, the Partnership entered into an Omnibus Agreement with BEC and related entities (the “Omnibus Agreement”) defining certain rights with respect to business opportunities and providing the Partnership with a right of first offer with respect to the sale of assets by BEC.

The Omnibus Agreement, among other things, grants the Partnership a right of first offer on any proposed transfer of any of BEC, any member of the “BEC Group,” which includes BreitBurn Energy Holdings LLC, BEC (GP) LLC, BEC and all of their respective subsidiaries, or the upstream oil and gas properties and related midstream assets owned by the BEC Group.  The right of first offer provision provides for a 15 business day negotiation period during which the parties may negotiate the price and terms of a sale from BEC to the Partnership. In August 2011, BEC offered the Partnership the opportunity to purchase all of the oil and gas assets of BEC located in the Orcutt and West Pico Fields in California. Separately, the BEC Group offered the Partnership the opportunity to purchase BEC or all of BEC’s assets, which primarily include the assets subject to the right of first offer, as well as BEC’s interests in the East Coyote and Sawtelle Fields and certain real estate properties.  The Partnership currently owns the remainder of the interests in the East Coyote and Sawtelle Fields.

The Board of Directors of BreitBurn GP (the “Board”), which consists solely of independent directors, authorized the members of the Audit Committee of the Board to act as a Conflicts Committee (the “Conflicts Committee”) with respect to any proposed transaction with respect to BEC.  The members of the Board and the Conflicts Committee evaluated the offers relating to BEC and the BEC assets. The 15 business day negotiation period under the right of first offer expired on September 14, 2011. With the expiration of such period, BEC may conduct a process to sell its interests in the Orcutt and West Pico Fields in California to third parties.  The Omnibus Agreement provides that the Partnership is not precluded from participating in any such sale process, including the making of a bid or other offer on any terms it desires.  If BEC has not transferred, or agreed in writing to transfer its interests in the Orcutt and West Pico Fields to a third party by September 14, 2012, then BEC may not thereafter transfer such assets without first providing the Partnership with another right of first offer.

Impact on BreitBurn Energy Partners L.P. of a Potential Sale of Assets of, or Interests in, BreitBurn Energy Company L.P. to Third Parties

In August 2008, BMC, the Partnership’s wholly-owned subsidiary entered into the Administrative Services Agreement with BEC, pursuant to which BMC manages the operations of BEC and provides services to BEC, including operational functions such as: exploitation and technical services, petroleum and reserves engineering and executive management; and administrative services such as: accounting, information technology, audit, human resources, land, business development, finance and legal. Pursuant to the Administrative Services Agreement, BEC agreed to pay BMC a monthly fixed fee for indirect costs, including but not limited to those costs listed above, relating to the performance of services under the Administrative Services Agreement. The monthly fee for such indirect costs is determined on an annual basis in good faith by the parties pursuant to the procedures and standards set forth in the Administrative Services Agreement. In 2011, the monthly fee for indirect costs charged to BEC is $481,000.

In the event that BEC is sold to an unaffiliated third party that elects to have the BEC assets managed and operated by an entity other than BMC, certain direct and indirect general and administrative expenses at BMC that are currently reimbursed by BEC, will be borne by the Partnership. Management of the Partnership has conducted a preliminary review of the likely impact of a third party sale of BEC and believes, absent workforce or other reductions, the Partnership would incur as much as $6.4 million annually in additional general and administrative expenses. These expenses consist primarily of costs related to employees who provide services to both the Partnership and BEC. Over time, the Partnership expects to be able to absorb a substantial portion of these costs through its ongoing acquisition activity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: September 26, 2011	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice
President